UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)
November 29, 2010
QUALITY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

CALIFORNIA (State or other jurisdiction of incorporation)	001-12537 (Commission File Number)	95-2888568 (IRS Employer Identification Number)
18111 Von Karman, Suite 600
Irvine, California 92612
(Address of Principal Executive Offices)
(949) 255-2600
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c)
Appointment of New Executive Vice President, Secretary and General Counsel, and Employment Arrangement Between the Company and James Sullivan.
     On November 29, 2010, pursuant to authorization by the Board of Directors (the “Board”) of Quality Systems, Inc. (the “Company”), James J. Sullivan began service as Executive Vice President, General Counsel and Secretary of the Company. Mr. Sullivan is replacing Paul Holt as Secretary of the Company, with Mr. Holt continuing to serve the Company as Executive Vice President and Chief Financial Officer. Prior to his appointment, Mr. Sullivan, age 53, was Senior Vice President, General Counsel and Secretary of The TriZetto Group, Inc., a healthcare technology company. Prior to joining The TriZetto Group in July 2001, Mr. Sullivan ran his own legal and consulting practice focused on general corporate and securities matters for emerging growth companies from June 2000 to July 2001. From March 1997 to June 2000, Mr. Sullivan was Senior Vice President, General Counsel and Secretary of Long Beach Financial Corporation. Earlier in his career, Mr. Sullivan was a corporate and securities associate with Gibson, Dunn & Crutcher in its Newport Beach office. Mr. Sullivan brings more than 25 years of experience as a practicing corporate and securities law attorney, and he is also a certified public accountant (inactive status). Mr. Sullivan holds a J.D. from Loyola Law School in Los Angeles, California and a B.S. in Business Administration from the University of Southern California, Los Angeles, California.
     In connection with the appointment, the Company and Mr. Sullivan entered into an at-will employment arrangement (“Employment Arrangement”). The Employment Arrangement is attached to this report as Exhibit 10.1, which exhibit is incorporated herein by this reference. Under the terms of the Employment Arrangement, Mr. Sullivan will report to the Chief Executive Officer of the Company and his compensation will consist of the following components:
•	A base salary at an annualized rate of $300,000.
•	An annual cash bonus opportunity of up to $150,000, subject to the terms and provisions of the Company’s current 2011 Incentive Program and pro-rated for the number of months Mr. Sullivan is employed during the fiscal year 2011.
•	An immediate grant of 10,000 options to purchase the Company’s common shares at an exercise price equal to the closing price of the Company’s shares on Mr. Sullivan’s first date of employment. The options will vest in equal, annual, 20% installments over a five-year period beginning one year following the grant date, and the options will have a term of eight years from the grant date. Mr. Sullivan will not be eligible to receive further options under the equity bonus portion of the Company’s 2011 Incentive Program.
•	Three weeks of accrued vacation time per year which may be used in accordance with the Company’s current vacation policy.
•	Group insurance coverage and other employment benefits on the same terms as other employees of the Company.
Mr. Sullivan is also required to acquire on the open market, and hold, a minimum of 1,000 shares of the Company’s stock in order to align his interests with the shareholders of the Company.
     A copy of the news release announcing the appointment of Mr. Sullivan as Executive Vice President, General Counsel and Secretary of the Company is attached to this Form 8-K as Exhibit 99.1, which is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibit.

Exhibit 10.1	Employment Arrangement between Quality Systems, Inc. and James J. Sullivan.
Exhibit 99.1	Press release dated November 30, 2010 of Quality Systems, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: November 30, 2010

QUALITY SYSTEMS, INC.
By:	/s/ Paul Holt
Paul Holt
Chief Financial Officer

EXHIBITS ATTACHED TO THIS REPORT ON FORM 8-K

Exhibit No.	Description
10.1	Employment Arrangement between Quality Systems, Inc. and James J. Sullivan.
99.1	Press release dated November 30, 2010 of Quality Systems, Inc.